Ex. 99.1

Contact:	Stephen Forsyth	203-573-2213

Chemtura Reports 2009 Fourth Quarter Results

Philadelphia, PA – March 12, 2010 – Chemtura Corporation, debtor-in-possession, (Pink Sheets: CEMJQ) (the “Company” or “Chemtura”) reported today that it has filed its Annual Report on Form 10-K for the year ended December 31, 2009 with the Securities and Exchange Commission.  This release summarizes the financial results for the fourth quarter of 2009.  Chemtura encourages investors to review the Form 10-K for more details of the performance for the year and for more complete disclosures on the Company.  For the fourth quarter of 2009, the Company recorded a net loss on a GAAP basis of $89 million, or $0.36 per share, and net earnings on a managed basis of $20 million, or $0.08 per share.

Fourth Quarter 2009 Financial Results

The discussion below includes financial information on both a GAAP and managed basis.  The Company presents managed basis financial information as management uses this information internally to evaluate and direct the performance of the Company’s operations and believes that the managed basis financial information provides useful information to investors.  A reconciliation of GAAP and managed basis financial information is provided in the supplemental schedules included in this release.

The following is a summary of fourth quarter financial results on a GAAP basis:
(In millions, except per share data)	Fourth Quarter
	2009	2008	% change
Net sales	$ 656	$ 690	(5)%
Operating loss	$ (30)	$ (726)	96%
Net loss attributable to Chemtura	$ (89)	$ (690)	87%
Net loss attributable to Chemtura – per share	$ (0.36)	$ (2.84)	87%

The following is a summary of fourth quarter financial results on a managed basis:
(In millions, except per share data)	Fourth Quarter
	2009	2008	% change
Net sales	$ 656	$ 690	(5)%
Operating profit (loss)	$ 52	$ (27)	NM
Net earnings (loss) attributable to Chemtura	$ 20	$ (35)	NM
Net earnings (loss) attributable to Chemtura – per share	$ 0.08	$ (0.14)	NM
NM – Not Meaningful

U.S Chapter 11 Cases

•
The Company’s intent remains to emerge from Chapter 11 as soon as practicable.  The receipt of creditors’ proofs of claim as of October 30, 2009 (the “Bar Date”) and their subsequent evaluation are critical steps towards the development and filing of a plan of reorganization (the “Plan”).  The Plan will then provide the framework for the Company’s stakeholders to agree upon the terms under which the Company will emerge from Chapter 11.  The Plan is subject to confirmation by the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”).

•
On February 9, 2010, the Bankruptcy Court gave interim approval of an Amended and Restated Senior Secured Super-Priority Debtor-in-Possession Credit Agreement (the “Amended and Restated DIP Credit Agreement”) by and among the Debtors, Citibank N.A. and the other lenders party thereto.  The Amended and Restated DIP Credit Agreement provides for a first priority and priming secured revolving and term loan credit commitment of up to an aggregate of $450 million.  The proceeds of the loans and other financial accommodations incurred under the Amended and Restated DIP Credit Agreement were used to refinance the obligations outstanding under the DIP Credit Facility and provide working capital for general corporate purposes.  The Amended and Restated DIP Credit Agreement provided a substantial reduction in the Company’s financing costs through interest rate reductions and the avoidance of the extension fees that would have been payable under the DIP Credit Facility in February and May 2010.  It also provided the Company with more flexibility to operate its business.  The Amended and Restated DIP Credit Agreement closed on February 12, 2010 with the drawing of the $300 million term loan and matures on the earlier of 364 days, the effective date of a Plan or the date of termination in whole of the Commitments (as defined in the Amended and Restated DIP Credit Agreement).

•
On February 23, 2010, pursuant to the bidding procedures and following the auction process previously approved by the Bankruptcy Court, Chemtura entered into a Share and Asset Purchase Agreement (the “Artek SAPA”) with Artek Aterian Holding Company, LLC, a Delaware limited liability company, and its sponsors, Aterian Investment Partners Distressed Opportunities, LP, a Delaware limited partnership and Artek Surfin Chemicals Ltd., an Indian private limited company (collectively “Artek”).  The transaction is expected to close in the second quarter of 2010.  The Artek SAPA resulted in an incremental $14 million of cash proceeds and favorable sales contract modifications compared to the initial share and asset purchase agreement with SK Atlas, LLC and SK Capital Partners II, LP.

•
Net sales of the PVC additives business subject to the Artek SAPA were $236 million in 2009 and $374 million in 2008.  Fourth quarter 2009 net sales were $59 million.  The business is included in the Industrial Engineered Products segment.

Fourth Quarter 2009 Business Segment Highlights

•
Consumer Performance Products’ net sales declined 5% or $5 million compared with the fourth quarter of 2008 due to reduced sales volume primarily driven by the deemphasizing of participation in the distribution channel which commenced in the second half of 2008, as well as reduced promotional activities within the specialty and multi-purpose cleaners business.  The volume impact was partially offset by the benefit of price increases and the impact of favorable foreign currency translation.  Operating profit on a managed basis increased $12 million primarily due to lower raw material and energy costs, the benefit of price increases and reduced operating expenses, partially offset by the impact from the reduction in sales volume.  On a GAAP basis, operating profit increased $11 million.

•
Industrial Performance Products’ net sales declined 7% or $20 million compared with the same period last year driven primarily by reduced sales volume and selling prices.  Operating profit on a managed basis increased $25 million primarily due to lower raw material, energy and manufacturing costs, partially offset by the impact from the reduction in sales volume and lower selling prices.  The lower sales prices in 2009 reflected the corresponding reductions in raw material costs.  On a GAAP basis, operating profit increased $26 million.

•
Crop Protection Engineered Products’ net sales declined 2% or $2 million compared with the same period last year primarily due to lower prices.  Conditions in the global agrochemical market remain challenging due to lower crop commodity prices and restrictions on credit to growers.  The fourth quarter relies heavily on southern hemisphere demand.  While growers delayed purchasing until later in the season, sales were robust in the later part of the fourth quarter.  Operating profit decreased $6 million primarily due to lower sales prices and higher per unit manufacturing costs.

•
Industrial Engineered Products’ net sales declined 3% or $7 million compared with the same period last year primarily due to reduced prices.  The recovery in demand from electronics applications experienced in the third quarter of 2009 continued in the fourth quarter.  However, demand from building and construction and consumer durable polymer applications that experienced the most significant declines in demand at the onset of the recession in the fourth quarter of 2008, continued to show modest recovery reflecting the condition of the broader economy.  Operating profit increased $37 million from the fourth quarter of 2008 primarily due to lower raw material, energy and manufacturing costs and variances.

•
Corporate expense on a managed basis for the fourth quarter of 2009 was $17 million compared with $28 million in the same quarter last year.  Corporate expense included amortization expense related to intangibles of $10 million and $13 million for the fourth quarters of 2009 and 2008, respectively.  The decrease in corporate expense was primarily related to lower amortization expense, lower pension and other post-retirement benefit plan costs and the favorable benefit of restructuring programs and controls on discretionary spending.  On a GAAP basis, corporate expense for the fourth quarter of 2009 was $18 million compared with $27 million in the same quarter last year.

Fourth Quarter Results - GAAP

•
Net sales for the fourth quarter of 2009 were $656 million compared with fourth quarter 2008 net sales of $690 million.  The decrease in net sales was attributable to reduced sales volumes of $24 million primarily due to the impact of the global economic recession and a reduction in selling prices of $20 million, partially offset by favorable foreign currency translation of $10 million.

•
Gross profit for the fourth quarter of 2009 was $175 million, an increase of $64 million compared with the same quarter last year.  The increase in gross profit was primarily due to a $72 million decrease in raw material and energy costs, a $30 million impact from favorable manufacturing costs, $3 million from favorable foreign currency impacts and a $1 million decrease in other costs.  These impacts were partially offset by $20 million from reduced selling prices, $18 million from the impact of lower volume and unfavorable product mix and a $4 million increase in distribution costs.  The lower sales prices in 2009 primarily reflected corresponding reductions in raw material costs.  Gross profit as a percentage of net sales increased to 27% in the quarter from 16% in the same quarter last year primarily due to lower product costs.

•
The operating loss for the fourth quarter of 2009 was $30 million compared with an operating loss of $726 million for the fourth quarter of 2008.  The increase in the operating profit is primarily due to a $658 million decrease in impairment of long-lived assets (2008 included a $665 million impairment of goodwill associated with the Consumer Performance Products, Industrial Performance Products and Industrial Engineered Products segments), a $64 million increase in gross profit discussed above, a $26 million decrease in facility closures, severance and related costs, a $16 million decrease in depreciation and amortization (primarily due to lower accelerated depreciation of property, plant and equipment) and a $5 million reduction in other costs offset by a $73 million charge for adjustments to expected allowable claims primarily related to revised estimates for legal and environmental matters.

•
Interest expense of $17 million in the fourth quarter of 2009 was $2 million lower than the same period in 2008.  Lower interest expense from not recording contractual interest expense on pre-petition unsecured debt as a result of the Chapter 11 cases was partially offset by an increase due to borrowings under the DIP Credit Facility at higher interest rates than the Company’s pre-petition debt.

•
Other expense, net was $4 million in the fourth quarter of 2009 compared with expense of $8 million for the same quarter in 2008.  The decrease is primarily due to fees in 2008 associated with the amendment and waiver agreement with lenders under the Company’s pre-petition credit facility and lower fees associated with the Company’s accounts receivable financing facilities (due to its termination), partially offset by unfavorable foreign currency impacts.

•
Reorganization items, net of $31 million in the fourth quarter of 2009 represented items realized or incurred by the Company related to its reorganization under Chapter 11.  Reorganization items, net includes professional fees directly associated with the reorganization; rejections or terminations of executory contracts and real property leases; gains resulting from the settlement of claims and restructuring initiatives for which Bankruptcy Court approval has been obtained.

•
Net loss attributable to Chemtura for the fourth quarter of 2009 was $89 million, or $0.36 per share, compared with a net loss of $690 million, or $2.84 per share, for the fourth quarter of 2008.  The increase primarily reflected the $696 million increase in operating profit discussed above; a $4 million decrease in other expense, net; a $2 million decrease in interest expense; a $1 million decrease in earnings attributable to non-controlling interests; and a $1 million gain on sale of discontinued operations in 2009 offset by a $72 million increase in income tax expense; and $31 million in reorganization items, net.

Fourth Quarter Results - Managed Basis

•
On a managed basis, fourth quarter 2009 gross profit was $175 million, or 27% of net sales, as compared with fourth quarter 2008 gross profit of $111 million, or 16% of net sales.   Decreases in raw material and energy costs along with manufacturing efficiencies were the primary drivers of the increase in margin percentage.

•
On a managed basis, fourth quarter 2009 operating profit was $52 million as compared with fourth quarter 2008 operating loss of $27 million.  The increase in operating profit primarily reflected the increase in gross profit, primarily due to lower raw material and energy costs and lower depreciation and amortization expense.

•
Earnings before income taxes on a managed basis in the fourth quarter of 2009 and the loss before income taxes on a managed basis in the same period of 2008 exclude pre-tax GAAP charges of $113 million and $699 million, respectively.  These charges primarily related to costs associated with the impairment of long-lived assets; changes in estimates related to expected allowable claims; the Chapter 11 reorganization; facility closures, severance and related costs; and accelerated depreciation of property, plant and equipment.

•
Chemtura’s managed basis tax rate of 35% represents a standard tax rate for the Company’s core operations to simplify comparison of underlying operating performance during the course of the Chapter 11 cases.  The Company has chosen to apply this rate to pre-tax income on a managed basis.

Cash Flows - GAAP

•	Net cash provided by operating activities in the fourth quarter was $23 million as compared with net cash used in operating activities of $105 million in the same quarter last year.

•
The Company’s accounts receivable financing facilities were terminated in the first half of 2009.  The balance of accounts receivable sold under the Company’s accounts receivable financing facilities was $103 million as of December 31, 2008.

•
The reduction in proceeds from the sale of accounts receivable was $211 million in the fourth quarter of 2008.  Excluding the effect of accounts receivable financing facilities, net cash provided by operating activities for the fourth quarter of 2009 was $23 million as compared with $106 million in the fourth quarter of 2008.  The decrease is primarily due to reductions in cash provided by accounts receivable and inventory.  The Company made significant efforts to reduce working capital levels in the fourth quarter of 2008.  These efficiencies were maintained in 2009, but 2008 cash flows from operations reflected the significant working capital reduction in that quarter.  The fourth quarter of 2009 was also unfavorably impacted by cash payments of approximately $19 million for reorganization items relating to the Chapter 11 cases.

•
As of December 31, 2009, the accounts receivable balance of $471 million was unchanged from September 30, 2009.  As of December 31, 2008, the accounts receivable balance (before the sale of accounts receivable) was $495 million.

•
As of December 31, 2009, the inventory balance was $540 million as compared with $531 million as of September 30, 2009 and $611 million at December 31, 2008.  Inventory increased slightly versus September 30, 2009.  The decrease from December 31, 2008 was primarily due to inventory reduction initiatives and the reduction in raw material prices.

•
Capital expenditures for the fourth quarter of 2009 were $33 million compared with $27 million in the same period of 2008.  Capital expenditures for the full year of 2009 were $56 million.  The Company currently anticipates capital spending of approximately $120 million in 2010.

•
The Company’s total debt of $1,430 million as of December 31, 2009 increased slightly as compared with $1,413 million as of September 31, 2009, primarily related to letters of credit issued under the pre-petition credit agreement dated as of July 31, 2007 which is included in liabilities subject to compromise.  As of December 31, 2009, $1,175 million of total debt is classified as liabilities subject to compromise.  Cash and cash equivalents were $236 million as of December 31, 2009 compared with $228 million as of September 30, 2009 and $68 million as of December 31, 2008.

###

Chemtura Corporation, with 2009 net sales of $2.5 billion, is a global manufacturer and marketer of specialty chemicals, crop protection and pool, spa and home care products.  Additional information concerning Chemtura is available at www.chemtura.com.

 Managed Basis Financial Measures
The information presented in this press release and in the attached financial tables includes financial measures that are not calculated or presented in accordance with Generally Accepted Accounting Principles in the United States (GAAP).  These managed basis financial measures consist of adjusted results of operations of the Company that exclude certain expenses, gains and losses that may not be indicative of the core operations of the Company.  Excluded items include costs associated with the bankruptcy reorganization; changes in estimates related to expected allowable claims; facility closures, severance and related costs; antitrust costs; gains and losses on sale of business; increased depreciation due to the change in useful life of assets; unusual and non-recurring settlements; accelerated recognition of asset retirement obligations and impairment of long-lived assets. In addition to the managed basis financial measures discussed above, the Company has applied a managed basis effective income tax rate to our managed basis income before taxes. Chemtura’s managed basis tax rate of 35% represents a standard tax rate for the Company’s core operations to simplify comparison of underlying operating performance while in U.S. bankruptcy. Reconciliations of these managed basis financial measures to their most directly comparable GAAP financial measures are provided in the attached financial tables.  The Company believes that such managed basis financial measures provide useful information to investors and may assist them in evaluating the Company’s underlying performance and identifying operating trends.  In addition, management uses these managed basis financial measures internally to allocate resources and evaluate the performance of the Company’s operations.  While the Company believes that such measures are useful in evaluating the Company’s performance, investors should not consider them to be a substitute for financial measures prepared in accordance with GAAP.  In addition, these managed basis financial measures may differ from similarly titled managed basis financial measures used by other companies and do not provide a comparable view of the Company's performance relative to other companies in similar industries.

Forward-Looking Statement
This document includes forward-looking statements within the meaning of Section 27(a) of the Securities Act of 1933, as amended and Section 21(e) of the Exchange Act of 1934, as amended.  These forward-looking statements are identified by terms and phrases such as “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “should,” “could,” “may,” “plan,” “project,” “predict,” “will” and similar expressions and include references to assumptions and relate to our future prospects, developments and business strategies.

Factors that could cause our actual results to differ materially from those expressed or implied in such forward-looking statements include, but are not limited to:

•	The ability to complete a restructuring of our balance sheet;
•	The ability to have the bankruptcy court approve motions required to sustain operations during the Chapter 11 cases;
•	The uncertainties of the Chapter 11 restructuring process including the potential adverse impact on our operations, management, employees and the response of our customers;
•	Our estimates of the cost to settle proofs of claim presented in the Chapter 11 cases;
•	The ability to develop, confirm and consummate a Chapter 11 plan of reorganization;
•	The ability to be compliant with our debt covenants or obtain necessary waivers and amendments;
•	The ability to reduce our indebtedness levels;
•	General economic conditions;
•	Significant international operations and interests;
•	The ability to obtain increases in selling prices to offset increases in raw material and energy costs;
•	The ability to retain sales volumes in the event of increasing selling prices;
•	The ability to absorb fixed cost overhead in the event of lower volumes;
•	Pension and other post-retirement benefit plan assumptions;
•	The ability to successfully complete the turnaround of our Industrial Engineered Products segment;
•	The ability to implement the El Dorado, Arkansas restructuring program;
•	The ability to obtain growth from demand for petroleum additive, lubricant and agricultural product applications;
•
The ability to sustain profitability in our Crop Protection Engineered Products segment due to new generic competition.  Additionally, the Crop Protection Engineered Products segment is dependent on disease and pest conditions, as well as local, regional, regulatory and economic conditions;

•	The ability to sell methyl bromide due to regulatory restrictions;
•	Changes in weather conditions which could adversely affect the seasonal selling cycles in both our Consumer Performance Products and Crop Protection Engineered Products segments;

•	Changes in the availability and/or quality of our energy and raw materials;
•	The ability to collect our outstanding receivables;
•	Changes in interest rates and foreign currency exchange rates;
•	Changes in technology, market demand and customer requirements;
•	The enactment of more stringent U.S. and international environmental laws and regulations;
•	The ability to realize expected cost savings under our restructuring plans, Six Sigma and Lean manufacturing initiatives;
•	The ability to recover our deferred tax assets;
•	The ability to support the goodwill and long-lived assets related to our businesses; and
•	Other risks and uncertainties detailed in Item 1A. Risk Factors in our filings with the Securities and Exchange Commission.

These statements are based on the Company’s estimates and assumptions and on currently available information. The forward-looking statements include information concerning the Company’s possible or assumed future results of operations, and the Company’s actual results may differ significantly from the results discussed.  Forward-looking information is intended to reflect opinions as of the date this press release was issued.  The Company undertakes no duty to update any forward-looking statements to conform the statements to actual results or changes in the Company’s operations.

CHEMTURA CORPORATION
Index of Financial Statements and Schedules
Page

Financial Statements

Consolidated Statements of Operations (Unaudited) -	9
Quarter and Year ended December 31, 2009 and 2008

Consolidated Balance Sheets - December 31, 2009 (Unaudited) and
December 31, 2008	10

Condensed Consolidated Statements of Cash Flows (Unaudited) -
Year ended December 31, 2009 and 2008	11

Segment Net Sales and Operating Profit (Loss) (Unaudited) -
Quarter and Year ended December 31, 2009 and 2008	12

Supplemental Schedules

Major Factors Affecting Net Sales and Operating Results (Unaudited) -
Quarter and Year ended December 31, 2009 versus 2008	13

GAAP and Managed Basis Consolidated Statements of Operations (Unaudited) -
Quarter ended December 31, 2009 and 2008	14

GAAP and Managed Basis Consolidated Statements of Operations (Unaudited) -
Year ended December 31, 2009 and 2008	15

GAAP and Managed Basis Segment Net Sales and Operating Profit (Loss) (Unaudited) -
Quarter ended December 31, 2009 and 2008	16

GAAP and Managed Basis Segment Net Sales and Operating Profit (Loss) (Unaudited) -
Year ended December 31, 2009 and 2008	17

CHEMTURA CORPORATION
Consolidated Statements of Operations (Unaudited)
(In millions, except per share data)

	Quarter Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008

Net sales	$656	$690	$2,541	$3,546

Cost of goods sold	481	579	1,947	2,810
Gross Profit	175	111	594	736
Gross Profit %	27%	16%	23%	21%

Selling, general and administrative	73	79	293	332
Depreciation and amortization	41	57	173	237
Research and development	11	11	38	51
Facility closures, severance and related costs	-	26	3	26
Antitrust costs	-	-	10	12
Loss on sale of business	-	-	-	25
Impairment of long-lived assets	7	665	104	986
Changes in estimates related to expected allowable claims	73	-	73	-
Equity income	-	(1)	-	(4)

Operating loss	(30)	(726)	(100)	(929)
Interest expense	(17)	(19)	(70)	(78)
Other (expense) income, net	(4)	(8)	(17)	9
Reorganization items, net	(31)	-	(97)	-

Loss from continuing operations before income taxes	(82)	(753)	(284)	(998)
Income tax (provision) benefit	(8)	64	(5)	27

Loss from continuing operations	(90)	(689)	(289)	(971)
Gain (loss) on sale of discontinued operations, net of tax	1	-	(3)	-

Net loss	(89)	(689)	(292)	(971)

Less: Net earnings attributable to non-controlling interests	-	(1)	(1)	(2)

Net loss attributable to Chemtura	$(89)	$(690)	$(293)	$(973)

Loss per share - basic and diluted - attributable to Chemtura Corporation:
Loss from continuing operations, net of tax	$(0.36)	$(2.84)	$(1.19)	$(4.01)
Loss on sale of discontinued operations, net of tax	-	-	(0.01)	-
Net loss attributable to Chemtura Corporation	$(0.36)	$(2.84)	$(1.20)	$(4.01)

Weighted average shares outstanding - Basic and Diluted	242.9	242.5	242.9	242.3

Amounts attribuable to Chemtura Corporation common shareholders:
Loss from continuing operations, net of tax	$(90)	$(690)	$(290)	$(973)
Gain (loss) on sale of discontinued operations, net of tax	1	-	(3)	-
Net loss attributable to Chemtura Corporation	$(89)	$(690)	$(293)	$(973)

CHEMTURA CORPORATION
Consolidated Balance Sheets
(In millions)

	December 31, 2009	December 31, 2008
ASSETS	(Unaudited)

CURRENT ASSETS
Cash and cash equivalents	$236	$68
Accounts receivable	471	392
Inventories	540	611
Other current assets	230	184
Total current assets	1,477	1,255

NON-CURRENT ASSETS
Property, plant and equipment, net	750	862
Goodwill	235	265
Intangible assets, net	474	517
Other assets	182	158

	$3,118	$3,057

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Short-term borrowings	$252	$3
Current portion of long-term debt	-	1,178
Accounts payable	128	243
Accrued expenses	184	361
Income taxes payable	5	28
Total current liabilities	569	1,813

NON-CURRENT LIABILITIES
Long-term debt	3	23
Pension and post-retirement health care liabilities	173	508
Other liabilities	199	225
Total liabilities not subject to compromise	944	2,569

LIABILITIES SUBJECT TO COMPROMISE	2,002	-

STOCKHOLDERS' EQUITY
Common stock	3	3
Additional paid-in capital	3,039	3,036
Accumulated deficit	(2,482)	(2,189)
Accumulated other comprehensive loss	(234)	(208)
Treasury stock at cost	(167)	(167)
Total Chemtura stockholders' equity	159	475

Non-Controlling Interest	13	13
Total stockholders' equity	172	488

	$3,118	$3,057

CHEMTURA CORPORATION
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In millions)

	Year Ended December 31,
Increase (decrease) to cash	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss attributable to Chemtura Corporation	$(293)	$(973)
Adjustments to reconcile net loss attributable to Chemtura Corporation to net cash provided by (used in) operating activities:
Loss on sale of business	-	25
Loss on sale of discontinued operations	3	-
Impairment of long-lived assets	104	986
Depreciation and amortization	173	237
Stock-based compensation expense	3	5
Reorganization items, net	35	-
Changes in estimates related to expected allowable claims	73	-
Equity income	-	(4)
Changes in assets and liabilities, net	(49)	(287)
Net cash provided by (used in) operating activities	49	(11)

CASH FLOWS FROM INVESTING ACTIVITIES
Net proceeds from divestments	3	64
Payments for acquisitions, net of cash acquired	(5)	(41)
Capital expenditures	(56)	(121)
Net cash used in investing activities	(58)	(98)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from debtor-in-possession facility, net	250	-
(Payments on) proceeds from credit facility, net	(28)	180
Proceeds from long term borrowings	1	1
Payments on long term borrowings	(18)	(31)
Payments on short term borrowings, net	(2)	(1)
Premium paid on early extinguishment of debt	-	(1)
Dividends paid	-	(36)
Payments for debt issuance costs	(30)	-
Proceeds from exercise of stock options	-	1
Other financing activities	-	1
Net cash provided by financing activities	173	114

CASH
Effect of exchange rates on cash and cash equivalents	4	(14)

Change in cash and cash equivalents	168	(9)
Cash and cash equivalents at beginning of period	68	77

Cash and cash equivalents at end of period	$236	$68

CHEMTURA CORPORATION
Segment Net Sales and Operating Profit (Loss) (Unaudited)
(In millions)

	Quarter Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008
NET SALES

Consumer Performance Products	$89	$94	$457	$516
Industrial Performance Products	279	299	999	1,465
Crop Protection Engineered Products	86	88	332	394
Industrial Engineered Products	202	209	753	1,171
Total Net Sales	$656	$690	$2,541	$3,546

OPERATING PROFIT (LOSS)

Consumer Performance Products	$12	$1	$63	$50
Industrial Performance Products	36	10	91	105
Crop Protection Engineered Products	9	15	42	78
Industrial Engineered Products	11	(26)	(11)	17
Segment Operating Profit	68	-	185	250

General corporate expense, including amortization	(18)	(27)	(95)	(98)
Accelerated depreciation of property plant and equipment	-	(8)	-	(32)
Facility closures, severance and related costs	-	(26)	(3)	(26)
Antitrust costs	-	-	(10)	(12)
Loss on sale of business	-	-	-	(25)
Impairment of long-lived assets	(7)	(665)	(104)	(986)
Changes in estimates related to expected allowable claims	(73)	-	(73)	-
Total Operating Loss	$(30)	$(726)	$(100)	$(929)

CHEMTURA CORPORATION
Major Factors Affecting Net Sales and Operating Results (Unaudited)
Quarter and Year Ended December 31, 2009 versus 2008
(In millions)

The following table summarizes the major factors contributing to the changes in operating results versus the prior year:

	Quarter Ended December 31,		Year Ended December 31,
		Pre-tax		Pre-tax
	Net	Earnings	Net	Earnings
	Sales	(Loss)	Sales	(Loss)

2008	$690	$(753)	$3,546	$(998)

2008 Accelerated recognition of asset retirement obligation	-	-	-	3
2008 Insurance recovery	-	-	-	(5)
2008 Pension curtailment / settlement	-	-	-	(4)
2008 Accelerated depreciation of property, plant and equipment	-	8	-	47
2008 Facility Closures, severance and related costs	-	26	-	26
2008 Antitrust costs	-	-	-	12
2008 Loss on sale of business	-	-	-	25
2008 Impairment of long-lived assets	-	665	-	986
	690	(54)	3,546	92

Changes in selling prices	(20)	(20)	(16)	(16)
Unit volume and mix	(24)	(18)	(912)	(256)
Foreign currency impacts - operating profit (loss)	10	2	(46)	(2)
Divestitures	-	-	(31)	3
Manufacturing cost impacts	-	30	-	(28)
Lower distribution costs	-	(4)	-	22
Lower raw materials and energy costs	-	72	-	142
Changes in SGA&R, excluding foreign exchange impact	-	1	-	46
Reductions in depreciation and amortization	-	10	-	22
Fees and expenses associated with the senior credit facility waiver		6		6
Lease accounting non-recurring impacts	-	-	-	7
Lower interest expense	-	2	-	8
Foreign currency impacts - other income (expense)	-	(7)	-	(47)
Fees associated with sale of accounts receivable	-	3	-	14
Other	-	8	-	(3)
	656	31	2,541	10

2009 Accelerated recognition of asset retirement obligation	-	-	-	(1)
2009 Loss on disposal of assets	-	-	-	(1)
2009 Accelerated depreciation of property, plant and equipment	-	(2)	-	(5)
2009 Facility closures, severance and related costs	-	-	-	(3)
2009 Antitrust costs	-	-	-	(10)
2009 Impairment of long-lived assets	-	(7)	-	(104)
2009 Changes in estimates related to expected allowable claims	-	(73)	-	(73)
2009 Reorganization items, net	-	(31)	-	(97)

2009	$656	$(82)	$2,541	$(284)

CHEMTURA CORPORATION
GAAP and Managed Basis Consolidated Statements of Operations (Unaudited)
(In millions, except per share data)

	Quarter Ended December 31, 2009			Quarter Ended December 31, 2008
		Managed Basis	Managed Basis		Managed Basis	Managed Basis
	GAAP	Adjustment	Revised	GAAP	Adjustment	Revised

Net sales	$656	$-	$656	$690	$-	$690

Cost of goods sold	481	-	481	579	-	579
Gross Profit	175	-	175	111	-	111
Gross Profit %	27%		27%	16%		16%

Selling, general and administrative	73	-	73	79	-	79
Depreciation and amortization	41	(2)	39	57	(8)	49
Research and development	11	-	11	11	-	11
Facility closures, severance and related costs	-	-	-	26	(26)	-
Impairment of long-lived assets	7	(7)	-	665	(665)	-
Changes in estimates related to expected allowable claims	73	(73)	-	-	-	-
Equity Income	-	-	-	(1)	-	(1)

Operating (loss) profit	(30)	82	52	(726)	699	(27)
Interest expense	(17)	-	(17)	(19)	-	(19)
Other expense, net	(4)	-	(4)	(8)	-	(8)
Reorganization items, net	(31)	31	-	-	-	-

(Loss) earnings from continuing operations before income taxes	(82)	113	31	(753)	699	(54)
Income tax (provision) benefit	(8)	(3)	(11)	64	(44)	20

(Loss) earnings from continuing operations	(90)	110	20	(689)	655	(34)
Gain on sale of discontinued operations, net of tax	1	(1)	-	-	-	-

Net (loss) earnings	(89)	109	20	(689)	655	(34)

Less: Net earnings attributable to the non-controlling interest	-	-	-	(1)	-	(1)

Net (loss) earnings attributable to Chemtura	$(89)	$109	$20	$(690)	$655	$(35)

Earnings (loss) per share - basic and diluted - attributable to Chemtura Corporation:
(Loss) earnings from continuing operations	$(0.36)		$0.08	$(2.84)		$(0.14)
Gain on sale of discontinued operations, net of tax	-		-	-		-
Net (loss) earnings attributable to Chemtura Corporation	$(0.36)		$0.08	$(2.84)		$(0.14)

Weighted average shares outstanding - Basic and Diluted	242.9		242.9	242.5		242.5

Managed Basis Adjustments consist of the following:

Accelerated depreciation of property, plant and equipment		$2			$8
Facility closures, severance and related costs		-			26
Impairment of long-lived assets		7			665
Changes in estimates related to expected allowable claims		73			-
Reorganization items, net		31			-
Pre-Tax		113			699
Adjustment to apply a Managed Basis effective tax rate		(3)			(44)
After-Tax		110			655
Gain on sale of discontinued operations		(1)			-
Net (loss) earnings attributable to Chemtura		$109			$655

CHEMTURA CORPORATION
GAAP and Managed Basis Consolidated Statements of Operations (Unaudited)
(In millions, except per share data)

	Year Ended December 31, 2009			Year Ended December 31, 2008
		Managed Basis	Managed Basis		Managed Basis	Managed Basis
	GAAP	Adjustment	Revised	GAAP	Adjustment	Revised

Net sales	$2,541	$-	$2,541	$3,546	$-	$3,546

Cost of goods sold	1,947	(1)	1,946	2,810	2	2,812
Gross Profit	594	1	595	736	(2)	734
Gross Profit %	23%		23%	21%		21%

Selling, general and administrative	293	(1)	292	332	4	336
Depreciation and amortization	173	(5)	168	237	(47)	190
Research and development	38	-	38	51	-	51
Facility closures, severance and related costs	3	(3)	-	26	(26)	-
Antitrust costs	10	(10)	-	12	(12)	-
Loss on sale of business	-	-	-	25	(25)	-
Impairment of long-lived assets	104	(104)	-	986	(986)	-
Changes in estimates related to expected allowable claims	73	(73)	-	-	-	-
Equity Income	-	-	-	(4)	-	(4)

Operating (loss) profit	(100)	197	97	(929)	1,090	161
Interest expense	(70)	-	(70)	(78)	-	(78)
Other (expense) income, net	(17)	-	(17)	9	-	9
Reorganization items, net	(97)	97	-	-	-	-

(Loss) earnings from continuing operations
(Loss) earnings from continuing operations before income taxes	(284)	294	10	(998)	1,090	92
Income tax (provision) benefit	(5)	1	(4)	27	(58)	(31)

(Loss) earnings from continuing operations	(289)	295	6	(971)	1,032	61
Loss on sale of discontinued operations, net of tax	(3)	3	-	-	-	-

Net (loss) earnings	(292)	298	6	(971)	1,032	61

Less: Net earnings attributable to the non-controlling interest	(1)	-	(1)	(2)	-	(2)

Net (loss) earnings attributable to Chemtura	$(293)	$298	$5	$(973)	$1,032	$59

Earnings (loss) per share - basic and diluted - attributable to Chemtura Corporation:
(Loss) earnings from continuing operations	$(1.19)		$0.02	$(4.01)		$0.24
Loss on sale of discontinued operations, net of tax	(0.01)		-	-		-
Net (loss) earnings attributable to Chemtura Corporation	$(1.20)		$0.02	$(4.01)		$0.24

Weighted average shares outstanding - Basic and Diluted	242.9		242.9	242.3		242.3

Managed Basis Adjustments consist of the following:

Accelerated recognition of asset retirement obligation		$1			$3
Loss on disposal of assets		1			-
Insurance recovery		-			(5)
Pension curtailment / settlement		-			(4)
Accelerated depreciation of property, plant and equipment		5			47
Facility closures, severance and related costs		3			26
Antitrust costs		10			12
Loss on sale of business		-			25
Impairment of long-lived assets		104			986
Changes in estimates related to expected allowable claims		73			-
Reorganization items, net		97			-
Pre-Tax		294			1,090
Adjustment to apply a Managed Basis effective tax rate		1			(58)
After-tax		295			1,032
Loss on sale of discontinued operations		3			-
Net (loss) earnings attributable to Chemtura		$298			$1,032

CHEMTURA CORPORATION
GAAP and Managed Basis Segment Sales and Operating Profit (Loss) (Unaudited)
(In millions of dollars)

	Quarter Ended December 31, 2009			Quarter Ended December 31, 2008
	GAAP	Managed Basis	Managed Basis	GAAP	Managed Basis	Managed Basis
	Historical	Adjustment	Revised	Historical	Adjustment	Revised
NET SALES

Consumer Performance Products	$89	$-	$89	$94	$-	$94
Industrial Performance Products	279	-	279	299	-	299
Crop Protection Engineered Products	86	-	86	88	-	88
Industrial Engineered Products	202	-	202	209	-	209
Total net sales	$656	$-	$656	$690	$-	$690

OPERATING PROFIT

Consumer Performance Products	$12	$1	$13	$1	$-	$1
Industrial Performance Products	36	-	36	10	1	11
Crop Protection Engineered Products	9	-	9	15	-	15
Industrial Engineered Products	11	-	11	(26)	-	(26)
Segment operating profit	68	1	69	-	1	1

General corporate expense, including
General corporate expense, including amortization	(18)	1	(17)	(27)	(1)	(28)
Accelerated depreciation of property, plant and equipment	-	-	-	(8)	8	-
Facility closures, severance and related cost	-	-	-	(26)	26	-
Impairment of long-lived assets	(7)	7	-	(665)	665	-
Changes in estimates related to expected allowable claims	(73)	73	-	-	-	-

Total operating (loss) profit	$(30)	$82	$52	$(726)	$699	$(27)

DEPRECIATION AND AMORTIZATION

Consumer Performance Products	$4	$(2)	$2	$3	$-	$3
Industrial Performance Products	10	-	10	10	-	10
Crop Protection Engineered Products	2	-	2	1	-	1
Industrial Engineered Products	15	-	15	21	-	21
General corporate expense, including
General corporate expense, including amortization	10	-	10	22	(8)	14
Total depreciation and amortization	$41	$(2)	$39	$57	$(8)	$49

Managed Basis Adjustments consist of the following:

Accelerated depreciation of property, plant and equipment		$2			$8
Facility closures, severance and related costs		-			26
Impairment of long-lived assets		7			665
Changes in estimates related to expected allowable claims		73			-
		$82			$699

CHEMTURA CORPORATION
GAAP and Managed Basis Segment Sales and Operating Profit (Loss) (Unaudited)
(In millions of dollars)

	Year Ended December 31, 2009			Year Ended December 31, 2008
	GAAP	Managed Basis	Managed Basis	GAAP	Managed Basis	Managed Basis
	Historical	Adjustment	Revised	Historical	Adjustment	Revised
NET SALES

Consumer Performance Products	$457	$-	$457	$516	$-	$516
Industrial Performance Products	999	-	999	1,465	-	1,465
Crop Protection Engineered Products	332	-	332	394	-	394
Industrial Engineered Products	753	-	753	1,171	-	1,171
Total net sales	$2,541	$-	$2,541	$3,546	$-	$3,546

OPERATING PROFIT

Consumer Performance Products	$63	$3	$66	$50	$-	$50
Industrial Performance Products	91	3	94	105	4	109
Crop Protection Engineered Products	42	-	42	78	-	78
Industrial Engineered Products	(11)	-	(11)	17	14	31
Segment operating profit	185	6	191	250	18	268

General corporate expense, including amortization	(95)	1	(94)	(98)	(9)	(107)
Accelerated depreciation of property, plant and equipment	-	-	-	(32)	32	-
Facility closures, severance and related cost	(3)	3	-	(26)	26	-
Antitrust costs	(10)	10	-	(12)	12	-
Loss on sale of business	-	-	-	(25)	25	-
Impairment of long-lived assets	(104)	104	-	(986)	986	-
Changes in estimates related to expected allowable claims	(73)	73	-	-	-	-

Total operating (loss) profit	$(100)	$197	$97	$(929)	$1,090	$161

DEPRECIATION AND AMORTIZATION

Consumer Performance Products	$13	$(3)	$10	$11	$-	$11
Industrial Performance Products	41	(2)	39	44	(1)	43
Crop Protection Engineered Products	8	-	8	7	-	7
Industrial Engineered Products	68	-	68	91	(14)	77
General corporate expense, including amortization	43	-	43	84	(32)	52
Total depreciation and amortization	$173	$(5)	$168	$237	$(47)	$190

Managed Basis Adjustments consist of the following:

Accelerated recognition of asset retirement obligation		$1			$3
Loss on disposal of assets		1			-
Insurance recovery		-			(5)
Pension curtailment		-			(4)
Accelerated depreciation of property, plant and equipment		5			47
Facility closures, severance and related costs		3			26
Antitrust costs		10			12
Loss on sale of business		-			25
Impairment of long-lived assets		104			986
Changes in estimates related to expected allowable claims		73			-
		$197			$1,090